                                                                   EXHIBIT 10.17

                      GROUND LEASE AGREEMENT (LAKIN PLANT)

         THIS GROUND LEASE AGREEMENT (the "Lease") is made and entered into by and between COLORADO INTERSTATE GAS COMPANY (the "Lessor") and CIG Field Services Company (the "Lessee").

         Lessor is the owner of the fee simple estate in that certain tract or parcel of land lying and being situated in Kearny County, Kansas and described more particularly in Exhibit A, attached hereto and incorporated herein by reference for all purposes (the "Property"); and

         Lessee has acquired from Lessor certain improvements located on those portions of the Property designated as Areas 1 through 4 on Exhibit B, attached hereto and incorporated herein by reference for all purposes (the "Leased Premises"); and

         Lessee desires to lease the Leased Premises;

         THEREFORE, Lessor and Lessee agree as follows:

         1. Demise; Quiet Enjoyment.

                  A. In consideration of Lessee's acquisition of certain assets from Lessor and in consideration of the other terms, covenants, and conditions of this Lease, Lessor does hereby LEASE, DEMISE, and LET unto Lessee, and Lessee does hereby take and lease from Lessor, the Leased Premises, TO HAVE AND TO HOLD the Leased Premises, together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Leased Premises, subject to any zoning and municipal ordinances, and upon and subject to the terms, conditions and agreements hereinafter contained.

                  B. Lessor has full right to make this Lease and, subject to the terms and provisions of this Lease, Lessee shall have quiet and peaceable enjoyment of the Leased Premises during the term hereof against every person lawfully claiming the Leased Premises or any part thereof, by, through or under Lessor, but not otherwise.

         2. Term. This Lease shall be effective, and the tenancy created hereunder shall commence, on the date set forth below. Such tenancy, subject to the provisions of Section 7.B. hereof, shall remain in effect thereafter until the date (the "Termination Date") that is the later of: (a) April 30, 2006; or
(b) eighteen (18) months after the date (the "Cessation of Operations Date") that Lessee's equipment and/or facilities on the Leased Premises (the "Lessee Facilities") permanently cease operating. However, in no event however shall the Termination Date extend beyond April 30, 2102. Lessee shall provide Lessor with at least six (6) months' notice of Lessee's intent to permanently cease operation of the Lessee Facilities. Provided however, should the Lessee Facilities fail to operate for a consecutive period of six (6) months or more, except as a consequence of a casualty loss to the Lessee Facilities which Lessee is proceeding to repair, replace or restore, the Cessation of Operations Date shall be deemed to be the date that is the later of: (i) six (6) months from the date the Lessee Facilities last operated; or (ii) sixty (60) days after Lessor gives advance written notice of the Cessation of Operations Date in accordance with Section 11 of this Lease (provided that the Lessee Facilities did not operate during such 60 day period). Following the Termination Date, this Lease shall terminate upon the completion of performance of all of Lessor's and Lessee's obligations hereunder. However, in no event however shall the term of this Lease extend beyond April 30, 2102.

         3. Rental. This Lease is a "paid-up" lease and no further rental payments are required.

  Return acknowledgment to:

           (STAMP)

   CAPITOL SERVICES, INC.
P.O. Box 1831 Austin TX 78767
        800/345-4647

         4. Use of Leased Premises.

                  A. Lessee shall have the right to use the Leased Premises for the purpose of gathering, processing, treating and transportation of natural gas and related activities. Title to and ownership of any improvements currently owned by Lessee or hereafter constructed by Lessee or any sublessee shall be and remain in Lessee throughout the term of this Lease, and thereafter.

                  B. Following the Cessation of Operations Date (or, if applicable, the date of termination of the tenancy under the provisions of
Section 7.B. of this Lease), Lessee shall proceed diligently to remove the Lessee Facilities from the Leased Premises and restore the Leased Premises to a condition that existed prior to its use. Such removal and restoration shall be completed by no later than the Termination Date. If, in the sole judgment of Lessor, Lessee has not removed the Lessee Facilities and restored the Leased Premises by the Termination Date in compliance with the terms of this Lease, or if the continued presence of the Lessee Facilities on the Property after the Cessation of Operations Date (or, if applicable, the date of termination of the tenancy under the provisions of Section 7.B. of this Lease) constitutes a hazard, Lessor may remove the Lessee Facilities and restore the Leased Premises, and Lessee shall be solely responsible for any and all reasonable costs and damages incurred by the removal. The provisions of this Section 4.B. shall survive termination of this Lease.

                  C. The additional provisions set forth in Schedule "1" to this Lease shall apply to Lessee's activities and operations under this Lease

         5. Lessor's Reserved Rights; Lessee Grant.

                  A. Lessor reserves the right to fully use and enjoy the Property, including the right to: (i) enter on the Leased Premises and the Lessee Facilities at all times to inspect the Leased Premises, conduct environmental and other analyses and determine Lessee's compliance with the terms of this Lease; (ii) operate, repair, replace, remove and maintain Lessor-owned pipelines and appurtenant facilities and equipment located now or hereafter on the Leased Premises (the "Leased Premises Lessor Facilities"); and
(iii) construct and install additional facilities and equipment as deemed necessary by Lessor for its operations on the Property. Provided however, the foregoing rights of Lessor shall not conflict with any rights or privileges granted to Lessee in this Lease.

                  B. Lessee grants Lessor the right, during the term of this Lease, to operate, repair, replace, remove and maintain the Lessor-owned communication equipment located within that certain Lessee building designated with a red dot on Exhibit "B", including rights of ingress and egress within the portion of such building where such equipment is located (the "CIG License"). Following the Cessation of Operations Date, Lessor shall proceed diligently to remove such equipment from Lessee's building and restore that portion of the building where such equipment was maintained to a condition that existed prior to its use. Such removal and restoration shall be completed by no later than the Termination Date. If, in the sole judgment of Lessee, Lessor has not removed such equipment and restored such portion of such building by the Termination Date in compliance with the terms of this Lease, or if the continued presence of such equipment in such building after the Cessation of Operations Date constitutes a hazard, Lessee may remove the equipment and restore such portion of such building, and Lessor shall be solely responsible for any and all reasonable costs and damages incurred by the removal. The provisions of this
Section 5.B. shall survive termination of this Lease.

                  C. The additional provisions set forth in Schedule "2" to this Lease shall apply to Lessor's activities and operations under this Article 5.

         6. Taxes.

                  A. Lessee agrees to pay and fully discharge all taxes, special assessments and governmental charges of every character imposed during the term of this Lease upon the Leased

Premises, or any part thereof, and all improvements now owned, or hereafter erected, by Lessee thereon, except that Lessee shall not be chargeable with any taxes imposed under any existing or future laws of the United States or any state or any political or taxing authority for: (i) income taxes on any revenues of Lessor attributable to the Leased Premises; (ii) any ad valorem, gross receipts, sales, excise or use taxes imposed on the Leased Premises Lessor Facilities, or any revenues generated from the use (other than by Lessee) of, the Leased Premises (including any amounts deemed to be rent); (iii) any gift, capital gains tax, or other tax imposed on the transfer of the interest of Lessor; (iv) any corporate franchise tax or corporate license fee levied upon or against any Lessor; or (v) any taxes similar to any of the above excepted taxes.

                  B. Lessee shall have the right to contest the validity or amount of any such taxes, charges and assessments which it is obligated to pay under this Lease, in which event the payment thereof may be deferred during the pendency of such contest, provided that such delay will not subject Lessor to any criminal or civil liability, and that Lessee shall prosecute the contest with due diligence. If requested by Lessee, Lessor shall join Lessee as a party to any such contest. Lessee shall pay all penalties and interest related to such taxes, charges and assessments which it is obligated to pay under this Lease.

         7. Breach; Default; Remedies.

                  A. The failure of Lessee to comply with each term and condition of this Lease shall constitute a breach of this Lease. Lessee shall have sixty (60) days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice. If the corrections cannot be made within the 60-day period, Lessee shall have a reasonable time to correct the default if action is commenced by Lessee within 60 days after receipt of the notice. Provided however, in the event of a breach by Lessee that involves an imminent health or safety risk to Lessor's personnel or facilities or an imminent risk of damage to the environment, Lessee shall commence corrective action immediately and shall pursue completion of such action as rapidly as is possible.

                  B. In addition to its other rights and remedies, in the event Lessee materially breaches this Lease and fails to make corrections as set forth in Section 7.A., Lessor may reenter the Leased Premises immediately and undertake corrective action at the expense of Lessee. After reentry, the tenancy created under this Lease will terminate if Lessor gives sixty (60) days' advance notice of termination to Lessee and such breach is not cured by Lessee by the end of such period. Upon such termination: (i) Lessor may recover from Lessee all damages proximately resulting from the breach, including, but not limited to, the cost of corrective action; and (ii) Lessor may remove the Lessee Facilities and restore the Leased Premises, and Lessee shall be solely responsible for any and all reasonable costs and damages incurred by the removal. The provisions of this Section7.B. shall survive termination of this Lease.

                  C. The prevailing party in an action to enforce any agreement contained in this Lease, for breach of any covenant or condition, or with respect to any dispute regarding this Lease shall recover from the other party reasonable attorney fees for the services of its legal counsel in such action (including in-house counsel).

                  D. No waiver by either party of any default or breach of any covenant, condition, or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

                  E. The bankruptcy or insolvency of Lessee, an assignment by Lessee for the benefit of Lessee's creditors, the appointment of a trustee, liquidator or receiver for Lessee, reorganization by Lessee, an admission by Lessee of its inability to pay its debts as the same become due and/or the seeking or granting of any order of relief in any proceeding commenced by or against Lessee under any present or future federal or state bankruptcy, insolvency or creditors' relief statute shall not affect this Lease so long as all covenants of Lessee are continued in performance by Lessee or its successors or legal representatives.

         8. Insurance. Lessee shall carry insurance in the types and minimum amounts set forth on Schedule 3.

         9. Compliance with Applicable Laws.

                  A. In connection with its activities and operations under this Lease, Lessee, its contractors, subcontractors, engineers, agents and employees shall comply with all federal, state, and local laws, rules and regulations, agency policies, guidance documents or common law ("Applicable Laws"), including Applicable Laws relating to Hazardous Substances (as hereinafter defined) and those related to safety or pollution or protection of the public health and the environment that govern the emission, discharge, release, storage, disposal, or transportation of non-hazardous substances, materials, pollutants, contaminants, chemicals, and/or waste. Lessee shall promptly respond to and clean up any release or threatened release of any Hazardous Substance into the surface, drainage systems, soil, surface water, groundwater, or atmosphere created as a result of its access to, or operation or removal of, the Lessee Facilities as required under Applicable Laws. If such a release of Hazardous Substances into the surface, drainage systems, soil, surface water, groundwater, or atmosphere occurs, Lessee shall, in its own name and in accordance with all Applicable Laws, perform the work necessary to remediate such release as required under Applicable Laws. As used herein, the term 'Hazardous Substances' shall mean any substance which at any time shall be listed as 'hazardous' or 'toxic' under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, or in the regulations implementing such statutes, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under any other Applicable Laws.

                  B. In connection with its activities and operations under the provisions of Article 5 of this Lease, Lessor, its contractors, subcontractors, engineers, agents and employees shall comply with all Applicable Laws, including Applicable Laws relating to Hazardous Substances and those related to safety or pollution or protection of the public health and the environment that govern the emission, discharge, release, storage, disposal, or transportation of non-hazardous substances, materials, pollutants, contaminants, chemicals, and/or waste. Lessor shall promptly respond to and clean up any release or threatened release of any Hazardous Substance into the surface, drainage systems, soil, surface water, groundwater, or atmosphere created as a result of its access to, or operation or removal of, the Leased Premises Lessor Facilities as required under Applicable Laws. If such a release of Hazardous Substances into the surface, drainage systems, soil, surface water, groundwater, or atmosphere occurs, Lessor shall, in its own name and in accordance with all Applicable Laws, perform the work necessary to remediate such release as required under Applicable Laws.

         10. Indemnity.

                  A. Lessee hereby indemnifies, defends and holds harmless Lessor and its successors and assigns from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest, consultant fees, and attorneys' fees, incurred by, claimed or assessed against Lessor under any laws, rules, regulations including, without limitation, Applicable Laws including any injury to any person or damage to any property or any loss to Lessor occasioned in any way by or arising from: (i) the exercise by Lessee of its rights hereunder; (ii) the failure of Lessee to exercise its rights hereunder in compliance with all Applicable Laws; and (iii) the presence or release of Hazardous Substances into the surface, drainage systems, soil, surface water, groundwater, or atmosphere created as a result of Lessee's obligations and rights granted hereunder. This indemnity shall survive the termination of this Lease and specifically includes the obligation of Lessee as specified in this Lease to perform any remedial or other activities required, or ordered, by any agency, government official or court, to avoid or minimize injury or liability to any person, or to prevent the spread of pollution.

                  B. Lessor hereby indemnifies, defends and holds harmless Lessee and its successors and assigns from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest, consultant fees, and attorneys' fees, incurred by, claimed or assessed against Lessee under any laws, rules, regulations including, without limitation, Applicable Laws including any injury to any person or damage to any property or any loss to Lessee occasioned in any way by or arising from: (i) the exercise by Lessor of its rights under the provisions of Article 5 hereof; (ii) the failure of Lessor to exercise its rights under the provisions of Article 5 hereof in compliance with all Applicable Laws; and (iii) the presence or release of Hazardous Substances into the surface, drainage systems, soil, surface water, groundwater, or atmosphere created as a result of Lessors' obligations and rights granted under the provisions of Article 5 hereof. This indemnity shall survive the termination of this Lease and specifically includes the obligation of Lessor as specified in this Lease to perform any remedial or other activities required, or ordered, by any agency, government official or court, to avoid or minimize injury or liability to any person, or to prevent the spread of pollution.

         11. Notices and Addresses. Any notice, request, instruction, waiver or other communication to be given hereunder by any party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with postage prepared or sent by facsimile to the addresses of the parties as follows:

                  Seller:  Colorado Interstate Gas Company
                           P. O. Box 1087
                           Colorado Springs, CO 80944
                           Attention: Director of Operations
                           Phone: (719) 388-5701
                           Fax: (719) 388-5721

                  Buyer:   CIG Field Services Company
                           Four Greenway Plaza
                           Houston, TX 77046
                                    Attn.: Director, Central Operations
                           Phone (832) 676-5172
                           Fax: (832) 676-1778

or at such other address as either party may designate by written notice; provided that: (i) if any notice is received by either party at a time other than in its normal business hours on a business day, such notice will be deemed to have been given on the next business day; and (ii) either party may specify up to two persons or entities and two addresses for notices and other communications hereunder.

         12. Miscellaneous.

                  A. Nothing herein contained shall, nor any actions by Lessor or Lessee be deemed or construed by the parties hereto, or any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being agreed that this Lease and any actions of the parties shall not be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

                  B. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender. The headings, captions, and arrangements used in this Lease are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Lease, nor affect the meaning thereof.

                  C. If any provision of any of this Lease is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable; this Lease shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Lease a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

                  D. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee, and their respective successors and assigns. The Lessor's and the Lessee's respective rights and obligations hereunder shall be assignable, without consent: (1) by Lessor, to a successor in title to the Property and the Leased Premises Lessor Facilities, including a successor which is a mortgagee in possession or a transferee as a result of a foreclosure sale; and (2) by Lessee, to a successor in title to the Lessee Facilities, including a successor which is a leasehold mortgagee in possession or a transferee as a result of a foreclosure sale.

                  E. This Lease shall be governed by, enforced in accordance with, and interpreted under, the laws of the State of Kansas, without regard to its conflicts of law principles. To the extent that the rule against perpetuities is applicable hereto, but not otherwise, it is agreed that the lease hereunder granted to Lessee shall expire upon the earlier to occur of (i) the last day of the term hereof, or (ii) twenty (20) years after the date of death of the last to die of each presently living person that was born in a hospital located in Dallas, Harris or Bexar Counties, Texas during the calendar year ending December 31, 2002.

                  F. This Lease was prepared jointly by the parties hereto and not by either to the exclusion of the other.

         EXECUTED effective as of May 1, 2003.


                                    Lessor:
                                    Colorado Interstate Gas Company

                                    By: /s/ THOMAS L. PRICE
                                       -------------------------------
                                            Thomas L. Price
                                            Vice President


                                                                     Approved
                                                                   For Execution
                                                                  By (ILLEGIBLE)
                                                                    Legal Dept.



                                    Lessee:
                                    CIG Field Services Company


                                    By: /s/ RANDY HOOVER
                                       ------------------------------
                                            Randy Hoover
                                            Vice President

STATE OF COLORADO          ss.
                           ss.
COUNTY OF EL PASO          ss.


         This instrument was acknowledged before me on the 29th day of May, 2003 by Thomas L. Price, as Vice President of Colorado Interstate Gas Company, a Delaware corporation, who stated that he executed same for the purposes and consideration therein expressed and in the capacity therein stated, and as the act and deed of said corporation.


My Commission Expires:

                                    /s/ SANDRA A. JONES
                                    --------------------------------------------
                                    Notary Public, State of Colorado

                                                           (NOTARY PUBLIC STAMP)
        9/28/05
-----------------------


STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.


         This instrument was acknowledged before me on the 29 day of May, 2003 by Randy Hoover, as Vice President of CIG Field Services Company, a Delaware corporation, who stated that he executed same for the purposes and consideration therein expressed and in the capacity therein stated, and as the act and deed of said corporation.

My Commission Expires:

                                    /s/ TRACY JAMES
                                    --------------------------------------------
                                    Notary Public, State of Texas

                                                           (NOTARY PUBLIC STAMP)

-----------------------

                                    EXHIBIT A


LAKIN PROPERTY:

         An approximately 76.1 acre parcel in the N1/2NE1/4 of Section 29, Township 24 South, Range 36 West of the Sixth Principal Meridian, Kearny County, Kansas, consisting of the 80 acre parcel described in that certain Warranty Deed from Grace Shuster, a single woman, to Colorado Interstate Gas Company, dated February 5th, 1947, recorded in Book 34, Page 545, Kearny County, Kansas, less approximately 3.9 acres condemned for state highway purposes.

                                    EXHIBIT B

                           DRAWING OF LAKIN FACILITIES


                            (LAKIN FACILITIES PLAT)

                                   SCHEDULE 1

         In connection with its activities and operations under this Lease, Lessee, its contractors, subcontractors, engineers, agents and employees shall comply with the following Lessor safety policies and procedures dealing with personal protective equipment:

         Personal protective equipment must meet standards established by recognized governmental and/or industry groups.

         1. Newly acquired hardhats shall meet the minimum requirements set forth by ANSI Z89.1.1997 (Type 1 or 2 - Class E Hardhats). Existing hardhats shall meet the minimum requirements of the previous ANSI Z89 standard defined by Class B.

         2. Safety glasses equipped with rigid side shields meeting or exceeding ANSI Z87.1.

         3. Safety shoes meeting or exceeding ANSI Z41.1 (Compression and impact ratings).

         4. Fire retardant clothing shall meet Federal Test Standard CS-191 (<2.0 second after flame and <5.0 inches char length).

         Local management is responsible for conducting personal protective equipment hazard assessments for work exposures in their area of responsibility. This assessment will be used as the foundation for determining personal protective equipment needs.

         The following rules require types of personal protective equipment for all personnel, including contractors. Visitors in certain situations may not be required to wear certain PPE.

         Appropriate personal protective equipment includes but is not limited to the following:

         o Approved hard hats are to be worn in field operations and other designated areas.

         o Hearing protection must be worn in designated high noise areas. (85 dBA or higher).

         o Approved safety eyewear with side shields are to be worn in field operations and other designated areas. ANSI approved eyewear is to be worn over non-ANSI approved safety eyewear or any not having side shields;

         o Safety shoes may be required when location management, PPE hazards assessments or historical data/experience dictate the need. It is the responsibility of local management to determine and enforce the application and use of safety shoes at their locations;

         o Hand protection appropriate for the task must be worn by personnel when performing tasks which may cause injury to hands;

         o Fire retardant clothing may be required when location management, PPE hazards assessments or historical data/experience dictate the need. It is the responsibility of local management to determine and enforce the application and use of fire retardant clothing at their locations;

         o Additional eye/face protection such as goggles and/or a face shield must be worn during grinding, welding, drilling, scraping or any operation where foreign objects may enter the eye;

         o Proper eye or face protection, respiratory protection, gloves and aprons must be worn by personnel handling chemicals or other agents;

         o Electrical lineman's gloves are to be provided when working with high voltages and tested every six months by an approved independent laboratory. Wearers of the lineman's gloves are to test for holes or leaks prior to each use. Defective or damaged gloves must not be used. Any glove found defective or damaged should be destroyed and replaced immediately.

         Note: Prior to removing eye and face protection after performing any operation where foreign objects may enter the eye, such as grinding and stripping, bend at the waist and remove the debris from the top of the eye/face protection.

         Lessee agrees that it will at all times keep, operate, and maintain the Lessee Facilities in a good, workmanlike and safe condition and in conformity with good industry practices. Lessee also agrees to comply with all reasonable requests made by Lessor for the purpose of insuring that the Lessee Facilities are properly and safely maintained and operated and do not interfere with Lessor's facilities, or constitute a nuisance in the vicinity of Lessor's facilities.

         Lessee shall take due care, when conducting any of the operations herein granted, including the removal of the Lessee Facilities, to leave the surface of the license herein granted in such condition that the original slopes, contour, and surface of the lands shall not have been altered to an extent which will interfere or hinder, or cause inconvenience to Lessor in its continued operations or use of said land. It is further agreed and understood that all areas disturbed in the performance of this grant and in compliance with the conditions therefore, will be cleaned up, re-graded, contoured and re-seeded, or otherwise restored, as applicable.

         Lessee shall promptly pay and discharge any and all liens arising out of any construction, alterations or repairs done, suffered or permitted to be done by Lessee on the Leased Premises. Lessor is hereby authorized to post any notices or take any action upon or with respect to the Leased Premises that is or may be permitted by law to prevent the attachment of any such liens to the Leased Premises or Lessor's facilities.

         Lessee shall contact Claude Sanchez at (620) 592-1440, 48 hours prior to any construction or excavation activities on the Leased Premises or near Lessor's facilities.

         Any proposed gas lines shall be installed by Lessee over or under Lessor's pipelines with a minimum vertical clearance of 24 inches between Lessee's lines and Lessor's lines and the depth will remain constant across the Leased Premises. The right of way will be marked for Lessee's information prior to any construction or excavation activities

         The vertical separation between facilities must be maintained by the placement of cement-sand bags, a shell pad or other positive separation between facilities.

         The operation of any excavating equipment upon, over or within 5 feet of Lessor's facilities is prohibited unless authorized by Lessor's district office or district personnel.

         If a proposed line is of a metallic substance, a minimum of 2 cathodic protection test leads must be installed at the crossing location or as directed by Lessor's district corrosion personnel.

         As part of its compliance with all federal, state and local laws that may be applicable, Lessee shall notify the state "One Call" agency and have a certified inspector on the job site during any trenching activities as required by OSHA regulations.

                                   SCHEDULE 2

         In connection with its activities and operations under the provisions of Article 5 of this Lease, Lessor, its contractors, subcontractors, engineers, agents and employees shall comply with the following Lessor safety policies and procedures dealing with personal protective equipment:

         Personal protective equipment must meet standards established by recognized governmental and/or industry groups.

                  1. Newly acquired hardhats shall meet the minimum requirements set forth by ANSI Z89.1.1997 (Type 1 or 2 - Class E Hardhats). Existing hardhats shall meet the minimum requirements of the previous ANSI Z89 standard defined by Class B.

                  2. Safety glasses equipped with rigid side shields meeting or exceeding ANSI Z87.1.

                  3. Safety shoes meeting or exceeding ANSI Z41.1 (Compression and impact ratings).

                  4. Fire retardant clothing shall meet Federal Test Standard CS-191 (<2.0 second after flame and <5.0 inches char length).

         Local management is responsible for conducting personal protective equipment hazard assessments for work exposures in their area of responsibility. This assessment will be used as the foundation for determining personal protective equipment needs.

         The following rules require types of personal protective equipment for all personnel, including contractors. Visitors in certain situations may not be required to wear certain PPE.

         Appropriate personal protective equipment includes but is not limited to the following:

         o Approved hard hats are to be worn in field operations and other designated areas.

         o Hearing protection must be worn in designated high noise areas. (85 dBA or higher).

         o Approved safety eyewear with side shields are to be worn in field operations and other designated areas. ANSI approved eyewear is to be worn over non-ANSI approved safety eyewear or any not having side shields;

         o Safety shoes may be required when location management, PPE hazards assessments or historical data/experience dictate the need. It is the responsibility of local management to determine and enforce the application and use of safety shoes at their locations;

         o Hand protection appropriate for the task must be worn by personnel when performing tasks which may cause injury to hands;

         o Fire retardant clothing may be required when location management, PPE hazards assessments or historical data/experience dictate the need. It is the responsibility of local management to determine and enforce the application and use of fire retardant clothing at their locations;

         o Additional eye/face protection such as goggles and/or a face shield must be worn during grinding, welding, drilling, scraping or any operation where foreign objects may enter the eye;

         o Proper eye or face protection, respiratory protection, gloves and aprons must be worn by personnel handling chemicals or other agents;



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

         o Electrical lineman's gloves are to be provided when working with high voltages and tested every six months by an approved independent laboratory. Wearers of the lineman's gloves are to test for holes or leaks prior to each use. Defective or damaged gloves must not be used. Any glove found defective or damaged should be destroyed and replaced immediately.

         Note: Prior to removing eye and face protection after performing any operation where foreign objects may enter the eye, such as grinding and stripping, bend at the waist and remove the debris from the top of the eye/face protection.

         Lessor agrees that it will at all times keep, operate, and maintain the Leased Premises Lessor Facilities in a good, workmanlike and safe condition and in conformity with good industry practices. Lessor also agrees to comply with all reasonable requests made by Lessee for the purpose of insuring that the Leased Premises Lessor Facilities is properly and safely maintained and operated and do not interfere with the Lessee Facilities, or constitute a nuisance in the vicinity of the Lessee Facilities.

         Lessor shall render and pay directly to the pertinent local taxing authorities all applicable property taxes on the Leased Premises Lessor Facilities unless Lessor qualifies for an exemption therefrom. Any tax exemption applications covering the Leased Premises Lessor Facilities shall be filed by Lessor.

         Lessor shall promptly pay and discharge any and all liens arising out of any construction, alterations or repairs done, suffered or permitted to be done by Lessor on the Leased Premises. Lessee is hereby authorized to post any notices or take any action upon or with respect to the Leased Premises that is or may be permitted by law to prevent the attachment of any such liens to Lessee's interest in the Leased Premises or the Lessee Facilities.

         Lessor shall contact Buddy Daugherty at (620) 355-4311, 48 hours prior to any construction or excavation activities on the Leased Premises or near the Lessee Facilities.

         Any proposed gas lines shall be installed by Lessor over or under Lessee's pipelines with a minimum vertical clearance of 24 inches between Lessor's line and Lessee's and the depth will remain constant across the Leased Premises.

         The vertical separation between facilities must be maintained by the placement of cement-sand bags, a shell pad or other positive separation between facilities.

         If a proposed line is of a metallic substance, a minimum of 2 cathodic protection test leads must be installed at the crossing location or as directed by Lessee's personnel.

         As part of its compliance with all federal, state and local laws that may be applicable, Lessor shall notify the state "One Call" agency and have a certified inspector on the job site during any trenching activities as required by OSHA regulations.



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

                                   SCHEDULE 3
                                    INSURANCE


A.   INSURANCE COVERAGES/LIMITS.

     Lessee and each of its subcontractors hereunder, if any, shall at its own expense, obtain insurance as provided below from reliable insurance companies acceptable to CIG and authorized to do business in the state or area in which work is to be performed, with limits as specified in U.S. currency or equivalent. Such insurance shall be in force at the time work is commenced and shall remain in force for the duration of this Agreement, unless a later date is specified below.

          1.   WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE:
               Workers' Compensation insurance or its equivalent, including Occupational Disease coverage, as required by law for all employees, agents, and subcontractors. Employer's Liability insurance (including Occupational Disease coverage) in the amount of $1,000,000 PER ACCIDENT. Such insurance shall provide coverage in the location in which work is performed and the location in which Lessee is domiciled. Lessee expressly agrees to comply with all provisions of the Workers' Compensation Laws of the state(s) or country(ies) wherein said work is being performed.

          2. GENERAL LIABILITY INSURANCE: Commercial General Liability insurance covering all operations by or on behalf of Lessee against claims for bodily injury (including death) and property damage (including loss of use). Such insurance shall provide coverage for:

                    a)   Premises and Operations;

                    b) Products and Completed Operations (which shall remain in effect for a period of at least three years following the completion and acceptance date);

                    c)   Contractual Liability;

                    d) Broad Form Property Damage (including Completed Operations);

                    e)   Explosion (X), Collapse (C) and Underground Hazards
                         (U); including XCU coverage under both
                         Premises/Operations and Contractual Liability;

                    f) Personal Injury Liability (with deletion of the exclusion for liability assumed under Agreement);

                    g)   Pollution Liability (sudden and accidental);

                    h)   Independent Contractor's Contingent Liability;

                    i) Territorial Extension for the area in which the work will be performed;

                    j)   Action-over clause

               with a MINIMUM LIMIT OF $1,000,000 PER OCCURRENCE for bodily injury and property damage combined, provided that policy aggregates, if any, shall apply separately to each annual policy period. If this insurance is written on a claims made policy form, then the policy shall be endorsed to include an automatic extended reporting period of at least two (2) years.

          3. AUTOMOBILE LIABILITY INSURANCE: Automobile Liability insurance against claims of bodily injury (including death) and property damage (including loss of use) covering all owned, rented, leased, non-owned, and hired vehicles used in the performance of work, with a MINIMUM LIMIT OF $1,000,000 PER ACCIDENT for bodily injury and property damage combined and containing appropriate uninsured motorist and No-Fault insurance provision wherever applicable.

          4. EXCESS INSURANCE: Excess (or Umbrella) Liability insurance with a MINIMUM LIMIT OF $10,000,000 PER OCCURRENCE. This insurance shall provide coverage IN EXCESS of the underlying primary liability limits, terms, and conditions for EACH category of liability insurance in the foregoing subsections 1, 2 and 3. This insurance shall be written on a following form basis of underlying coverages, and the aggregate limits, if any, shall apply separately to each annual policy period. If this insurance is written on a claims-made policy form, then the policy shall be endorsed to include an automatic extended reporting period of at least two (2) years.

B.   ENDORSEMENTS.

          1. All insurance policies to be maintained by Lessee shall be endorsed to provide for a WAIVER OF SUBROGATION OR EQUIVALENT ENDORSEMENT in favor of CIG, its' parent, subsidiaries/affiliates including officers, employees, agents, and parties for which it is operating.

          2. All insurance policies, except Workers' Compensation and Professional Liability, to be maintained by Lessee shall be endorsed to:

                    a) Provide a Severability of Interests or Cross Liability Clause;

                    b) Provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by CIG;

                    c) Name CIG, its' parent, subsidiaries/affiliates including officers, employees, agents, and parties for which it is operating as ADDITIONAL INSUREDS.

          3. The Workers' Compensation and Employer's Liability Insurance policy(ies) shall contain an alternate employer endorsement.

C. CERTIFICATES OF INSURANCE. Certificates of Insurance evidencing that satisfactory coverage of the types and limits set forth above in paragraphs A and B, shall be furnished to CIG upon request. Such Certificates shall be in a form acceptable to CIG and shall contain provisions that no policy coverage reductions or cancellations shall become effective except upon 30-days written notice (10 days if due to non-payment of premium) to CIG; provided, however, that no such coverage reductions or cancellations shall relieve Lessee of its obligation to maintain insurance in accordance with this Exhibit.

D. NO LIMITATION OF LIABILITY. In no event shall the amount or scope of the insurance required by this section, place any limitation on the liability assumed by Lessee elsewhere in this Agreement. Any and all deductibles or self-insured retentions in the above-described insurance policies shall be assumed by, for the account of, and at the sole risk of Lessee.

E. NO RELIEF OF OBLIGATIONS. Irrespective of the requirements as to insurance to be carried by Lessee as provided herein, insolvency, bankruptcy, or failure of any insurance company to pay all claims accruing, shall not be held to relieve Lessee of any of its obligations.



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

F. TOTAL INSURANCE LEVEL. All limits as required above, may be met through the use of primary and excess policies at the discretion of Lessee, so long as the total level of insurance provided is equal to or greater than the amount required by this insurance Exhibit.

G. LOSS INSURANCE. Insurance covering loss or damage to Lessee's or subcontractor's property, including, but not limited to, tools, equipment, machinery, trailers, temporary buildings or sheds owned, leased or rented, shall be maintained by Lessee or subcontractor at its sole discretion and at its own expense, and if such insurance is purchased, the policy shall provide a waiver of subrogation rights against CIG.

H. RELATION TO INDEMNITY OBLIGATIONS. All insurance obligations under this Exhibit shall be independent of the indemnity obligations contained in the Agreement and shall apply regardless of whether the indemnity provisions contained in the Agreement are enforceable.


STATE OF KANSAS   }
                  } ss.
KEARNY COUNTY     }

This instrument was filed for record on the 13th day of June A.D. 2005 at
10:45 o'clock A.M., and duly recorded in Book 194 of Record, at Page 411
Melissa (ILLEGIBLE)
REGISTER OF DEEDS
By ______________________________ Deputy
Rec. Fee $41.00 Tech Fee $ 36.00


INDEXED
RECEPTION X
COMPUTER X
DIRECT X
INDIRECT X
NUMERICAL X
ORIG. COMP X


(KEARNY COUNTY SEAL)




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